Company:	Jack Henry & Associates, Inc.	Analyst Contact:	Vance Sherard, CFA
	663 Highway 60, P.O. Box 807		Vice President, Investor Relations
	Monett, MO 65708		(417) 235-6652

		Press Contact:	Mark Folk
Sr. Manager Corporate Comm.
(704) 890-5323
Jack Henry & Associates Announces the Retirement of Stacey Zengel, President of Bank Solutions
A 24-year company veteran, Zengel will remain at the company through June 30, 2024

MONETT, Mo., Nov. 27, 2023 – Jack Henry & Associates Inc.® (Nasdaq: JHKY) announced today that Stacey Zengel, Senior Vice President and President of Jack Henry Bank Solutions, plans to retire on June 30, 2024.
Zengel started with the company in 1999 and, in 2004, became Jack Henry’s first General Manager for Imaging Solutions, which consisted of check imaging and enterprise content management-related products. In 2013, he became General Manager of Jack Henry’s Outlink Processing Services™ where he was responsible for operational outsourcing for banks and credit unions. He was promoted to President of Jack Henry Bank Solutions in 2015 and became an executive officer at the company in 2018.
"Stacey and I have worked together at two different companies, and he has been a great friend and partner through much of my career,” said Jack Henry Board Chair and CEO David Foss. “On behalf of the entire Board and management team, I want to thank Stacey for his dedication and valuable contributions during his outstanding tenure at Jack Henry. He has had a critical role in the company's growth and success for many years, and we will continue to benefit from his leadership until his retirement next summer.”
“Stacey has consistently demonstrated an unwavering commitment to helping our community and regional financial institution clients achieve success throughout his long and distinguished time at Jack Henry,” said President and Chief Operating Officer Greg Adelson. “Stacey exemplifies our core values of leadership by providing inspiration and guidance through a collaborative approach. He will leave Jack Henry with a long list of outstanding achievements and colleagues that consider him a friend. I am very grateful for the opportunity to work with him and want to personally thank him for his support and friendship through the years.”
“I am very grateful for my time at Jack Henry and the opportunity to work with so many wonderful colleagues and friends,” Zengel said. “It’s been an honor working at a company with a deep culture that supports our associates, community and regional financial institutions, and our shareholders.”
About Jack Henry & Associates, Inc.®
Jack Henry™ (Nasdaq: JKHY) is a well-rounded financial technology company that strengthens connections between financial institutions and the people and businesses they serve. We are an S&P 500 company that prioritizes openness, collaboration, and user centricity – offering banks and credit unions a vibrant ecosystem of internally developed modern capabilities as well as the ability to integrate with leading fintechs. For more than 47 years, Jack Henry has provided technology solutions to enable clients to innovate faster, strategically differentiate, and successfully compete while serving the evolving needs of their accountholders. We empower approximately 7,500 clients with people-inspired innovation, personal service, and insight-driven solutions that help reduce the barriers to financial health. Additional information is available at www.jackhenry.com.
Statements made in this news release that are not historical facts are “forward-looking statements.” Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, those discussed in the Company’s Securities and Exchange Commission filings, including the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Any forward-looking statement made in this news release speaks only as of the date of the news release, and the Company expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether because of new information, future events or otherwise.